EXHIBIT 99.1


           PENINSULA GAMING, LLC ANNOUNCES NEW CHIEF OPERATING OFFICER


(Dubuque, IA -- July 22, 2004) Peninsula Gaming, LLC ("PGL"), owner and operator of the Diamond Jo Casino in Dubuque, Iowa and the Evangeline Downs Racetrack and Casino in Opelousas, Louisiana, announced today that it has named Mr. Jonathan Swain as its new Chief Operating Officer.

M. Brent Stevens, PGL's Chief Executive Officer, said "We are thrilled to have Jonathan Swain join our executive management team. We are confident that Jonathan's industry experience and proven track record are a terrific fit for our company."

Mr. Swain has extensive industry experience, having served as Vice President and General Manager of a number of Station Casinos, Inc. properties in the Las Vegas market since 2000. Prior to that, he served as Vice President and General
Manager of the Hard Rock Hotel and Casino in Las Vegas and has held various other positions in the gaming and hospitality industry since 1988.

Mr. Swain replaces George S. Papanier, PGL's former Chief Operating Officer.

PGL expects to report its quarterly results of operations during the week of August 9.


         Contacts:

         Peninsula Gaming, LLC
         Natalie A. Schramm, 563-690-2120